Exhibit 99.1

ENTREPRENEUR UNIVERSE BRIGHT GROUP Announces 2021 Fiscal Year Financial Results

Xi’an, China, April 15, 2022 -- ENTREPRENEUR UNIVERSE BRIGHT GROUP (“EUBG” or the “Company”) (OTCBB: EUBG), a digital marketing consulting company, today announced its audited financial results for the fiscal year ended December 31, 2021.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group commented, “A new Delta variant of COVID-19 had been found in certain cities in China in the second quarter of 2021, which may cause another outbreak, thus increasing risks and possible further disruption to businesses. Therefore, certain of our consulting services were suspended from April 2021 to August 2021. We have resumed these consulting businesses from August 2021 in order to maintain diversified services for our customers.”

“As of December 31, 2021, the COVID-19 pandemic continues to be dynamic, and near-term challenges across the economy remain. Although vaccines are now being distributed and administered across many parts of the world, new variants of the virus have emerged and may continue to emerge that have shown to be more contagious. We continue to adhere to applicable governmental and commercial restrictions and to work to mitigate the impact of COVID-19 on our employees, customers, communities, liquidity and financial position. The extent to which the COVID-19 outbreak may impact the company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic; governmental, business and individuals’ actions in response to the pandemic in the future; and any other further development of the COVID-19 outbreak.” Mr. Tao added.

2021 Financial Results:

	2021	2020
Revenue	$5,637,396	$9,187,023
Cost of revenue	(1,827,082)	(661,462)
Gross profit	3,810,314	8,525,561
Selling expenses	(253,958)	(188,900)
General and administrative expenses	(1,668,432)	(935,302)
Total other income, net	187,392	71,556
Income before income tax	2,075,316	7,472,915
Income tax expense	(988,916)	(2,504,845)
Net income	$1,086,400	$4,968,070

Revenue and cost of revenue: During the year ended December 31, 2021, we generated revenue of $5,637,396 compared to $9,187,023 for the year ended December 31, 2020, representing a decrease of $3,549,627 or 38.6% as compared with the prior year. The decrease in revenue was due to the Delta virus in China increased the inherent risk of the business and the realignment of our resources to focus on our KOL Training Related Services business, which resulted in the suspension of certain consulting services from April, 2021 to August, 2021 to maintain diversified services for our customers.

Cost of revenue was $1,827,082 for the year ended December 31, 2021 compared to $661,462 for year ended December 31, 2020. The cost of revenue for the year ended December 31, 2021 increased because we started the digital training related services during the year and incurred agency fees of $579,959 and direct operation costs of $391,125 for the services. For the year ended December 31, 2020, the cost of revenue mainly represented the staff costs for our consulting services.

Selling expenses: During the year ended December 31, 2021, we incurred $253,958 selling expenses compared to $188,900 for the year ended December 31, 2020, representing an increase of $65,058 or 34.4% as compared with the prior year. The increase of selling expenses was mainly due to more staff costs incurred in marketing our KOL Training Related Services for the year ended December 31, 2021.

General and administrative expenses: During the year ended December 31, 2021, we incurred $1,668,432 general and administrative expenses compared to $935,302 for the year ended December 31, 2020, representing an increase of $733,130 or 78.4% as compared with the prior year. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

For the year ended December 31, 2021, we incurred audit fees, professional fees and consultancy fees of $346,664, $270,400 and $226,807, respectively, to assist us in complying with the relevant reporting requirements. For the year ended December 31, 2020, we incurred audit fees, professional fees and consultancy fees of $204,942, $100,808 and $77,176, respectively because we engaged our new company lawyer and consultants during the year.

In addition, we incurred social insurance of $124,386 for the year ended December 31, 2021. There was only $4,911 incurred for the year ended December 31, 2020 because the PRC government waived employer obligations on social security contributions for a specified period of time to ease the burden of enterprises arising from COVID-19 in 2020 and our PRC subsidiary failed to deposit adequate contributions to the housing funds for the year ended December 31, 2020.

Total other income, net: During the year ended December 31, 2021, we generated net other income of $187,392 compared to $71,556 for the year ended December 31, 2020, representing an increase of $115,836 or 161.9% as compared with the prior year. Our other income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense: During the year ended December 31, 2021, we incurred income tax expense of $988,916 compared to $2,504,845 for the year ended December 31, 2020, representing a decrease of $1,515,929 or 60.5% as compared with the prior year. The income tax expense consisted of income taxes charged in China and Hong Kong.

For the year ended December 31, 2021, our income tax expenses comprised of current tax and deferred tax expenses of $767,877 and $221,039, respectively, compared to $1,952,840 and $552,005 for the year ended December 31, 2020. The decrease of the current tax and deferred tax was mainly resulted from a lower profit caused by the realignment of our resources to focus on our KOL Training Related Services business.

Net income: As a result of the above, we generated a net income of $1,086,400 and $4,968,070 for the year ended December 31, 2021 and 2020, respectively.

Cash and cash equivalents: As of December 31, 2021, the company had cash and cash equivalents of $7,649,129 compared to $3,846,470 as of December 31, 2020.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services, KOL training coordination business and KOL training services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Specifically, the Company’s statements regarding trading on the OTC Pink market and closing the initial public offering are forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Janice Wang
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +1-908-510-2351 (from U.S.)

+86 13811768559 (from China)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

(In U.S. dollars except for number of shares)

	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,649,129	$3,846,470
Debt products	-	3,058,041
Accounts receivable	67,940	202,183
Other receivables and prepayments	55,925	50,306
Loan to a related company	-	186,796
Total current assets	7,772,994	7,343,796

NON-CURRENT ASSETS
Plant and equipment, net	281,448	355,609
Operating lease right-of-use assets, net	146,698	25,615
Total non-current assets	428,146	381,224

TOTAL ASSETS	$8,201,140	$7,725,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$115,833	$-
Other payables and accrued liabilities	402,158	618,508
Contract liabilities	216,142	-
Receipt in advance	5,161	50,369
Operating lease liabilities, current	59,370	29,933
Tax payables	39,545	595,338
Amount due to a shareholder	-	53,000
Amount due to a director	171,443	51,309
Borrowings	-	128,996
Total current liabilities	1,009,652	1,527,453

NON-CURRENT LIABILITY
Deferred tax liabilities	342,546	626,546
Operating lease liabilities, non-current	87,328	-
Total non-current liabilities	429,874	626,546

TOTAL LIABILITIES	1,439,526	2,153,999

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2020: Nil) shares issued and outstanding as of December 31, 2021	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2020: 1,701,181,423) shares issued and outstanding as of December 31, 2021	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Accumulated deficit	(357,403)	(1,443,803)
Accumulated other comprehensive income	429,940	325,747
Total stockholders’ equity	6,761,614	5,571,021
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,201,140	$7,725,020

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(In U.S. dollars except for number of shares)

	2021	2020
Revenue	$5,637,396	$9,187,023
Cost of revenue	(1,827,082)	(661,462)
Gross profit	3,810,314	8,525,561
Selling expenses	(253,958)	(188,900)
General and administrative expenses	(1,668,432)	(935,302)
Profit from operations	1,887,924	7,401,359
Other income (expenses):
Interest income	76,952	36,721
Exchange loss	(476)	(813)
Sundry income	110,916	35,648
Total other income, net	187,392	71,556
Income before income tax	2,075,316	7,472,915
Income tax expense	(988,916)	(2,504,845)
Net income	$1,086,400	$4,968,070
Other comprehensive income
Foreign currency translation adjustment	104,193	329,795
Total comprehensive income	$1,190,593	$5,297,865

Net income per share - Basic and diluted	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(In U.S. dollars)

	2021	2020
Cash flows from operating activities
Net income	$1,086,400	$4,968,070
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	83,212	32,059
Amortization of operating lease right-of-use assets	39,367	31,350
Deferred tax	(293,366)	552,005
Changes in operating assets and liabilities:
Other receivables and prepayments	(5,186)	(27,577)
Accounts receivable	137,165	(28,585)
Amount due from a related company	-	235,930
Amount due to a shareholder	(53,000)	53,000
Accounts payable	115,561	(57,954)
Other payables and accrued liabilities	(220,493)	395,583
Tax payables	(563,979)	415,984
Contract liabilities	215,636	(87,490)
Receipt in advance	(45,909)	29,104
Operating lease liabilities	(43,745)	(27,259)
Net cash generated from operating activities	451,663	6,484,220

Cash flows from investing activities
Purchase of property, plant and equipment	-	(369,021)
Acquisition of debt products	(2,789,855)	(2,897,689)
Redemption of debt products	5,889,695	-
Loan to a related company	(123,994)	(147,912)
Repayment from a related company	313,343	-
Net cash generated from (used in) investing activities	3,289,189	(3,414,622)

Cash flows from financing activities
Proceed from borrowings	-	128,927
Repayment of borrowings	(128,656)	-
Advance from a director	121,090	41,271
Net cash (used in) generated from financing activities	(7,566)	170,198

Effect of exchange rates on cash	69,373	206,796

Net increase in cash and cash equivalents	3,802,659	3,446,592
Cash and cash equivalents at beginning of year	3,846,470	399,878
Cash and cash equivalents at end of year	$7,649,129	$3,846,470

Supplemental cash flow information
Cash paid during the year for:
Income taxes	$1,326,242	$1,536,857
Withholding tax paid	$518,702	$-
Non-cash financing activities Operating lease assets obtained in exchange for operating lease obligations	$171,419	$55,622